SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 27, 2004

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On May 27, 2004, the registrant announced that it had sold an aggregate of 400,000 shares of its common stock, without par value per share (the “PIPE Shares”), and warrants to purchase an additional 100,000 shares of common stock (the “Warrants”) to several accredited investors (the “PIPE Transaction”). The PIPE Shares were sold for a cash consideration of $6.25 per share, or a total of $2,500,000. The Warrants are exercisable for a period of five years from the date of issuance at an exercise price of $7.59. The transaction is pursuant to the terms of that certain Subscription Agreement by and between the registrant and the purchasers thereto dated as of May 27, 2004. The PIPE Shares were issued in a private placement transaction pursuant to Section 4(2) and Regulation D under the Securities Act of 1933, as amended. Pursuant to the PIPE Transaction, the registrant also agreed to cause a resale registration statement covering the PIPE Shares and the shares of common stock underlying the Warrants to be filed no later than June 26, 2004.

A copy of the press release issued by the registrant on May 27, 2004 concerning the foregoing transaction is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. Subsequent to the closing of this transaction, the registrant will have approximately 3,200,556 shares of common stock issued and outstanding.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Exhibits.

10.1	Subscription Agreement, dated May 27, 2004, by and among the registrant and the investors referenced therein.

99.1	Press release, dated May 27, 2004, relating to the PIPE Transaction.

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Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Robert B. Harris, Ph.D.
Robert B. Harris, Ph.D.
President and Chief Executive Officer

Dated: June 4, 2004

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EXHIBIT INDEX

Number	Description of Exhibit
10.1	Subscription Agreement, dated May 27, 2004, by and among the registrant and the investors referenced therein.

99.1	Press release, dated May 27, 2004, relating to the PIPE Transaction.

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